EXHIBIT 10.33

______________

Technical Services Agreement

______________

between

Binzhou Broadcast and Television Information Network Co., Ltd.

and

Jinan Youxiantong Network Technology Co., Ltd.

September 2007

[Reference Translation]

[Reference Translation]

This Technical Services Agreement (Agreement) is entered into in Binzhou, the People’s Republic of China (PRC) on 7 September 2007.

by and between

(1)

Binzhou Broadcast and Television Information Network Co., Ltd. a PRC company with its registered address at No. 358, Huanghe 5th Road, Binzhou, Shandong Province, PRC, whose legal representative is Yin Bingming (Party A)

and

(2)

Jinan Youxiantong Network Technology Co., Ltd. a PRC company with its registered address at Room 1014, Wenjiao Tower, No. 1 Qingnian East Road, Jinan, Shandong Province, PRC, whose legal representative is Pu Yue (Party B)

(Individually a “Party” and collectively the “Parties”)

BACKGROUND

A.

Party A engages primarily in the design, construction, operation management and maintenance with respect to television network, management of business with respect to analog TV, digital networks and digital TV, consultation, software, system integration and construction businesses in the PRC (Business).

B.	Party B possesses certain technologies involved in the Business as well as related expertise and resources.
C.

Party A agrees to retain Party B as its service provider of marketing, strategic consulting and technical support and services with respect to the Business (Services) for certain service fee, and Party B agrees to provide the Services.

NOW, THEREFORE, the Parties agree as follows:

1.	ENGAGEMENT

Party A hereby engages Party B to be its sole and exclusive provider of the Services. Party B accepts such engagement and agrees to provide the Services according to the terms and conditions set forth herein.

2.	SCOPE OF SERVICES

Party A hereby appoints Party B, effective as of the date hereof, as its

[Reference Translation]

exclusive provider of the Services, as agreed by the parties from time to time, including but not limited to, the following:

2.1	management, operation and maintenance of relevant networks and equipment;
2.2	consulting services for operation, business development, sales and planning, market research, data collection and analysis;
2.3	training for management personnel;
2.4	report to Party A on international developments and advanced technology regarding the Business;
2.5	provide developed systems and financial support software; and
2.6	provide financing for the Services, and any related troubleshooting plans, software and technical services.
3.	GENERAL OBLIGATIONS OF THE PARTIES

The Parties shall be required throughout the term of this Agreement to perform the following obligations:

3.1	act in good faith towards the other Party and use their best efforts to fulfill any and all duties and obligations arising under this Agreement;
3.2	act in the long-term, best interests of the Parties; and
3.3	attempt to minimize the costs for providing the Services in accordance with the provisions of this Agreement.
4.	OBLIGATIONS OF PARTY A IN RELATION TO THE SERVICES

Party A shall be required throughout the term of this Agreement to provide Party B with such assistance as may be requested by Party B in order to provide the Services in an efficient and effective manner in accordance with the provisions of this Agreement.

5.	CONSIDERATION

During the term of this Agreement, Party A shall pay to Party B, in RMB, a service fee that is equivalent to 11% of Party A’s profit within the term of this Agreement.

[Reference Translation]

6.	EXCLUSIVITY
6.1

Party A appoints Party B as its exclusive provider of the Services. During the term of this Agreement, Party A shall not engage any third party to provide any services similar to the Services arising from this Agreement, without Party B’s prior written consent.

6.2

Party B’s acceptance of the appointment to provide the Services shall be non-exclusive and shall not restrict Party B from acting for any other third party with respect to similar or different services.

7.	REPRESENTATIONS AND WARRANTIES
7.1	Party A hereby represents and warrants as follows:
7.1.1	Party A is a limited liability company duly registered and validly existing under the laws of the PRC;
7.1.2

Party A has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts; and

7.1.3	the Agreement shall constitute a legal, valid and binding agreement of Party A and is enforceable against it in accordance with the terms upon its execution.
7.2	Party B hereby represents and warrants as follows:
7.2.1

Party B is a company duly registered and validly existing under the laws of the PRC and is licensed to engage in the business described on its business license, as set forth in Item B in the Background section above.

7.2.2

Party B has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities, that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts;

[Reference Translation]

7.2.3	the Agreement shall constitute a legal, valid and binding agreement of Party B and is enforceable against it in accordance with the terms upon its execution.
8.	BREACH AND INDEMNIFICATIONS
8.1

If either Party (Breaching Party) violates any provision of this Agreement, fails to perform its obligations hereunder, or performs its obligations contrary to the provisions hereunder, which results in a material economic loss for the other party (Non-Breaching Party), it shall be deemed to have committed a breach of this Agreement (Breach). In such case, the Non-Breaching Party shall be entitled to issue a written notice to the Breaching Party requiring rectification of the Breach within 10 days after receipt.

8.2

The Breaching Party shall be liable to indemnify the Non-Breaching party for any and all losses, claims or damages sustained as a result of the Breach. The damages payable by the Breaching Party to the Non-Breaching shall be equal to the losses incurred by the Non-Breaching Party as a result of the Breach. However, Party B’s liability for any and all claims shall not exceed in the aggregate the amount paid by Party A to Party B for the particular Service giving rise to the claim or cause of action.

9.	TERM

This Agreement shall come into effect as of the date first written above and shall continue for 20 years unless terminated:

9.1	by Party B serving a 30 days prior written notice; or
9.2	in the event of Breach, by the Non-Breaching Party, if the Breaching Party has not made rectification 30 days after receipt of the notice from the Non-Breaching Party.
10.	CONSEQUENCES OF TERMINATION
10.1

In the event that this Agreement is terminated, Party A agrees that it shall remain liable to Party B for any payment owing and outstanding, including the expenses and indemnities under this Agreement prior to the date of such termination.

10.2	The termination of this Agreement, for any reason whatsoever, shall not affect the respective rights, obligations and liabilities of each of the Parties accrued prior to such termination.

[Reference Translation]

11.	CONFIDENTIALITY

Each Party shall maintain as strictly confidential the provisions and existence of this Agreement and any information relating to the business of the other Party to which it might have access including, but not limited to, databases, financial and business plans, and any other information deemed to be confidential by the other Party, unless the said confidential information has already entered the public domain or was disclosed by the other Party pursuant to a court order or the applicable laws of the relevant jurisdiction.

12.	DISPUTE RESOLUTION
12.1	Governing Law. This Agreement shall be governed by PRC law.
12.2	Dispute Resolution.
12.2.1	If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.
12.2.2	If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either Party may submit the dispute to arbitration as follows:
12.2.2.1

all disputes arising out of or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by 3 arbitrators in Beijing in accordance with the Commission’s arbitration rules; and

12.2.2.2

the arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties. The cost of arbitration shall be allocated as determined by the arbitrators.

12.2.3	when any dispute is submitted to arbitration the Parties shall continue to perform this Agreement.
13.	MISCELLANEOUS
13.1	Party A hereby agrees that Party B shall, at its sole discretion, determine the performance of any and all of its obligations in the manner as it deems fit, provided that it does not violate the applicable laws and regulations of the PRC nor the provisions of this Agreement.
13.2	Party B shall, for the purposes of this Agreement and applicable laws, constitute an independent contractor supplying services to Party A pursuant to the terms and conditions of this Agreement.
13.3	Party A shall not assign any of its rights or obligations under this Agreement.
13.4

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, provided that the material interests of the Parties are not affected.

13.5	This Agreement shall only be modified or amended by a written instrument that is signed by the authorized representatives of the Parties.
13.6	This Agreement has been prepared in Chinese in 2 sets of originals. Each Party shall hold 1 set of original.
13.7

The failure of any Party to enforce or require performance of any of the provisions of this Agreement, or to exercise any rights provided herein, shall in no way be construed as a waiver of such provision, right, or thereafter affect such Party’s right to enforce any provision of this Agreement.

13.8

All notices or other communications sent by either Party shall be written in Chinese, and delivered in person (including by courier), by mail, or fax, to the other Party at the following addresses. The date at which the communication shall be deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the day when the notice is received; (b) for notices delivered by mail, 10 days after the delivery date for air certified mail with postage prepaid (as shown on stamp) or 4 days after the delivery date for an internationally certified delivery institution; and (c) for notices by fax, the receipt date shown on the delivery confirmation paper of the relevant document.

[Reference Translation]

If to Party A:	Binzhou Broadcast and Television Information Network Co., Ltd.
Address:	No. 358, Huanghe 5th Road, Binzhou, Shandong Province, PRC
Telephone Number:	(86 543)-2112703
Fax:	(86 543)-2112320

Attention:	Long Jiuzhan

If to Party B:	Jinan Youxiantong Network Technology Co., Ltd.
Address:	Suite 2218, China Would Tower 1, 1 Jianguomenwai Avenue, Beijing 100004, China;
Telephone Number:	(86 10)-65058188
Fax:	(86 10)-65058189
Attention:	Richard Ma

[The space below has been intentionally left blank.]

[Reference Translation]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

For and on Behalf of Party A: Binzhou Broadcast and Television Information Network Co., Ltd. Company seal
By:	/s/ Yin Bingming
Name:	Yin Bingming
Title:	Authorized Representative

For and on Behalf of Party B: Jinan Youxiantong Network Technology Co., Ltd. Company seal
By:	/s/ Pu Yue
Name:	Pu Yue
Title:	Authorized Representative